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                                                                    Exhibit 3.2

                            CERTIFICATE OF CORRECTION
                                       OF
                        CERTIFICATE OF AMENDMENT (NO. 7)
                         TO CERTIFICATE OF INCORPORATION
                                       OF
                              CONCORD CAMERA CORP.

                             Dated: November 3, 2006


         The undersigned corporation, acting pursuant to N.J.S. 14A:1-6(5), hereby certifies as follows:

         1. The name of the Corporation is CONCORD CAMERA CORP. (the "Corporation").

         2. The third sentence of Paragraph 4 (Affected Shares) of the Certificate of Amendment (No. 7) of Certificate of Incorporation of the Corporation, filed with the Treasurer of the State of New Jersey on November 2, 2006 ("Certificate of Amendment (No.7)"), reads as follows:

               "Each share of common stock issued as of November 17, 2006 (including treasury shares and shares held in trust) shall be reduced, or combined, into one-fifth (1/5th) of one share of common stock."

         3. The foregoing is an inaccurate record of the corporate action authorized in respect of the share combination therein described.

         4. The text of the third sentence of Paragraph 4 (Affected Shares) of Certificate of Amendment (No. 7) is corrected to read as follows:

               "Each share of common stock issued as of November 20, 2006 (including treasury shares and shares held in trust) shall be reduced, or combined, into one-fifth (1/5th) of one share of common stock."

         IN WITNESS WHEREOF, the undersigned corporation has cause this Certificate of Correction to be executed on its behalf by its duly authorized officer as of the date first above written.

                                   CONCORD CAMERA CORP.


                                   By: /s/ Scott L. Lampert
                                       ----------------------------------------
                                       Scott L. Lampert, Vice President,
                                       General Counsel and Secretary